As filed with the Securities and Exchange Commission on March 1, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STRATASYS LTD.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

c/o Stratasys, Inc. 7665 Commerce Way Eden Prairie, Minnesota 55344	1 Holtzman Street, Science Park P.O. Box 2496 Rehovot, Israel 76124

(Address of Principal Executive Offices)(Zip Code)

Stratasys Ltd. 2012 Omnibus Equity Incentive Plan

(Full Title of the Plans)

Richard Garrity
c/o Stratasys, Inc.
7665 Commerce Way
Eden Prairie, Minnesota 55344

(Name and address of agent for service)

(952) 937-3000

(Telephone number, including area code, of agent for service)

Copies to:

J. David Chertok, Adv. Jonathan M. Nathan, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value New Israeli Shekel (“NIS”) 0.01 per share (“Ordinary Shares”)	1,000,000	(3)	$34.15	(4)	$34,150,000	$3,726

(1)	This Registration Statement registers the offer, issuance and sale of Ordinary Shares pursuant to equity awards that may be granted under the Stratasys Ltd. 2012 Omnibus Equity Incentive Plan (the “2012 Plan”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of Ordinary Shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of the 2012 Plan.
(3)	Consists of Ordinary Shares available for issuance pursuant to potential future grants under the 2012 Plan.
(4)	Calculated in accordance with Rule 457(h)(1) and 457 (c) promulgated under the Securities Act, based on the average of the high and low prices of the registrant’s Ordinary Shares on the NASDAQ Global Select Market on February 23, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers the offer, issuance and sale of a total of up to an additional 1,000,000 ordinary shares, par value New Israeli Shekel (“NIS”) 0.01 per share (“Ordinary Shares”), of Stratasys Ltd. (“Stratasys,” the “Company,” the “Registrant,” “our company,” “we” or “us”) to Stratasys’ and/or its subsidiaries’ officers, employees, directors and consultants under the Stratasys Ltd. 2012 Omnibus Equity Incentive Plan, as amended (the “2012 Plan”). All of these Ordinary Shares are available for issuance pursuant to potential future grants under the 2012 Plan.

Pursuant to Instruction E of Form S-8, the contents of the Company’s registration statements on Form S-8, Commission File No.’s 333-190963 and 333-236880, filed with the Securities and Exchange Commission (the “Commission”) on September 3, 2013 and March 4, 2020, respectively, covering offers, issuances and sales of Ordinary Shares under the 2012 Plan, are incorporated herein by reference, and made a part of this Registration Statement, except as amended or supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

We hereby incorporate by reference herein the following documents (or portions thereof) that we have filed with or furnished to the Commission:

(a)  Our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the Commission on March 1, 2021 (the “2020 Form 20-F”).

(b) The description of our Ordinary Shares under “Item 1. Description of Registrant’s Securities to be Registered” in our company’s registration statement on Form 8-A, filed with the Commission on December 3, 2012, as updated by Exhibit 2.2 to the 2020 Form 20-F, and any amendment or report filed for the purpose of further updating that description.

All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by us to the Commission, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1.1	Stratasys Ltd. 2012 Omnibus Equity Incentive Plan (1)
4.1.2	Amendment to Stratasys Ltd. 2012 Omnibus Equity Incentive Plan increasing the number of Ordinary Shares authorized for issuance thereunder (2)
4.1.3	Additional Amendment to Stratasys Ltd. 2012 Omnibus Equity Incentive Plan increasing the number of Ordinary Shares authorized for issuance thereunder (3)
4.2	Articles of Association of the Registrant, as amended (4)
4.3	Memorandum of Association of the Registrant (5)
4.4	Specimen ordinary share certificate of the Registrant (6)
5.1	Opinion of Meitar | Law Offices as to the legality of Stratasys Ltd.’s ordinary shares being registered*
23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm*
23.4	Consent of Meitar | Law Offices (included in Exhibit 5.1)*
24	Power of Attorney (included on the signature page of this Registration Statement)*

(1)	Incorporated by reference to Exhibit 10.6 to Amendment No. 3 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-182025) filed with the Commission on August 6, 2012.
(2)	Incorporated by reference to Proposal 3 in the proxy statement for the Registrant’s extraordinary general meeting of shareholders held on February 25, 2013, serving as Exhibit 99.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K (Commission File No. 001-35751) furnished to the Commission on January 28, 2013.
(3)	Incorporated by reference to Proposal 4 in the proxy statement for the Registrant’s annual general meeting of shareholders held on November 30, 2020, serving as Exhibit 99.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K (Commission File No. 001-35751) furnished to the Commission on October 21, 2020.
(4)	Incorporated by reference to Appendix A to the Registrant’s proxy statement for its February 3, 2015 extraordinary general meeting of shareholders, attached as Exhibit 99.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K (Commission File No. 001-35751) furnished to the Commission on January 6, 2015.
(5)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-182025) filed with the Commission on June 8, 2012.
(6)	Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-182025) filed with the Commission on August 6, 2012.
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rehovot, State of Israel, on this 1st day of March, 2021.

Stratasys Ltd.

By:	/s/ Yoav Zeif
Name: Yoav Zeif
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of Stratasys Ltd., an Israeli corporation, do hereby constitute and appoint Yoav Zeif, Chief Executive Officer, and Lilach Payorski, Chief Financial Officer, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yoav Zeif	Chief Executive Officer (Principal	March 1, 2021
Yoav Zeif	Executive Officer)

/s/ Lilach Payorski	Chief Financial Officer (Principal Financial and	March 1, 2021
Lilach Payorski	Accounting Officer)

/s/ Dov Ofer	Chairman of the Board	March 1, 2021
Dov Ofer

/s/ Zeev Holtzman	Director	March 1, 2021
Zeev Holtzman

/s/ John J. McEleney	Director	March 1, 2021
John J. McEleney

/s/ Ziva Patir	Director	March 1, 2021
Ziva Patir

/s/ David Reis	Director	March 1, 2021
David Reis

/s/ Michael Schoellhorn	Director	March 1, 2021
Michael Schoellhorn

/s/ Yair Seroussi	Director	March 1, 2021
Yair Seroussi

/s/ Adina Shorr	Director	March 1, 2021
Adina Shorr

AUTHORIZED REPRESENTATIVE IN
THE UNITED STATES:

Stratasys, Inc.

By:	/s/ Richard Garrity
Name: Richard Garrity
Title: President
Date: March 1, 2021

4